Exhibit 5.1

Arent Fox LLP / Washington, DC / New York, NY / Los Angeles, CA

July 16, 2009
Board of Directors
Aerosonic Corporation
1212 North Hercules Avenue
Clearwater, FL  33765

Gentlemen:

We have acted as counsel to Aerosonic Corporation (the “Company”) with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of 150,000 shares of Common Stock, $.40 par value (the “Shares”).

We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as the basis for the opinions set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

The opinions expressed in this letter concern only the effect of the laws of the State of Delaware as currently in effect, and we express no opinion on the law of any other jurisdiction. We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

Based on the foregoing, we are of the opinion that the 150,000 Shares subject to the Aerosonic Corporation 2004 Stock Incentive Plan, as amended and restated on July 26, 2007 and further amended on July 13, 2009, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the general rules and regulations thereunder.

Very truly yours,

/s/ ARENT FOX LLP